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                                                                   Exhibit 23.1




                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements (Form S-8; No. 2-95647 and No. 33-11486) and in the related Prospectuses pertaining to the International Technology Corporation 1983 Stock Incentive Plan, in the Registration Statement (Form S-8; No. 33-52974) and in the related Prospectus pertaining to the International Technology Corporation 1991 Stock Option Plan, in the Registration Statement (Form S-8; No. 33-60861) relating to the shares of restricted stock to be issued under the Special Turnaround Plan, in the Registration Statement (Form S-8; No. 33-60881) relating to the additional shares under the 1991 Stock Incentive Plan, in the Registration Statement (Form S-8; No. 333-00651) relating to the shares issued under the IT Corporation Retirement Plan, in the Registration Statement (Form S-8; No. 333-27821) and in the related Prospectus pertaining to the 1996 Stock Incentive Plan, and in the Registration Statements (Form S-8; No. 333-26143 and No. 333-57065), and in the related Prospectus pertaining to the 1997 International Technology Corporation Non-Employee Director Stock Plan Director Fees, of our report dated May 15, 1998, except for the subsequent events disclosures related to: a) HTTS and Quanterra, and; b) completion of the OHM merger, as to which the dates are May 27,1998 and June 11,1998 respectively with respect to the consolidated financial statements of International Technology Corporation included in this Annual Report (Form 10-K) for the year ended March 27, 1998.



                                                      ERNST & YOUNG LLP

  Pittsburgh, Pennsylvania
  June 25, 1998